UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of Earliest event Reported): March 12, 2014


                             LIFE STEM GENETICS INC.
             (Exact name of registrant as specified in its charter)

             Nevada                     333-183814                80-0832746
 (State or other jurisdiction of       (Commission              (IRS Employer
of incorporation or organization)      File Number)          Identification No.)

           433 North Camden Drive, Suite 400, Beverly Hills, CA 90210
                    (Address of principal executive offices)

                                 (310) 279-5234
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ]  Soliciting  material  pursuant to Rule  14a-12  under the  Exchange  Act
    (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[ ] Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
    Exchange Act (17CFR240.13e-4(c))
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ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF
          CERTAIN OFFICERS

We entered into an agreement dated March 12, 2014 with Dr. Vino Padayachee. Pursuant to this agreement, Dr. Padayachee agreed to serve as a Director and Chairman of the Board of Directors of our company. As a Director and Chairman of the Board of Directors of our company, Dr. Padayachee will focus on developing our existing and potential new business opportunities and head our future Canadian operations.

Pursuant to the agreement, our company is to compensate Dr. Padayachee for serving as a Director and Chairman of the Board of Directors of our company with 1,000,000 unregistered restricted common shares of the Company (the "Shares") as consulting fees per year during the term of the Agreement. The 1,000,000 Shares to be issued to Padayachee under this Agreement per year shall vest and be issued to Padayachee at the start of each year of the Agreement. The first 1,000,000 Shares due as compensation under the agreement will be issued within 14 days of the Effective Date of the Agreement.

On March 12, 2014, we appointed Dr. Padayachee as a Director and Chairman of the Board of Directors of our company.

As of March 12, 2014, we issued 1,000,000 common shares in our company to one person non-US persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

DR. VINO PADAYACHEE - BUSINESS DEVELOPMENT DIRECTOR

Dr. Padayachee, age 54, began his medical career in South Africa, where he obtained his medical degree from the University of Natal, South Africa. After graduating, he worked in teaching hospitals attached to the university, where he developed a broad range of expertise, including pediatrics, surgery and trauma, and obstetrics, and he received special training in cardiology. During that time, he managed a coronary care unit and obtained a diploma in anestheiology.

In 1992, Dr. Padayachee moved to Canada, along with his wife, Dr. Diane Naidu, to settle in Estevan, Saskatchewan, where he practiced as a general practitioner anesthetist.

Dr. Padayachee has a keen interest in quality improvement. In response to the increasing prevalence of asthma in southern Saskatchewan, he helped establish an asthma clinic 2003 and was also involved with the Heart to Heart Coronary Heart Disease Secondary Prevention Program in Estevan. Dr. Padayachee served as chief of staff of the St. Joseph's Hospital in Estevan, and the Sun Country Health Region. He was also clinical chair for the Health Quality Control Chronic Disease Management Collaborative from 2005 to 2007.

Dr.  Padayachee  has  been  actively   involved  in  the  Saskatchewan   Medical
Association as member of the Representative Authority, the Board of Directors and the executive.

Our company believes that Dr. Padayachee's educational and professional background, and business and operational experience give him the qualifications and skills necessary to serve as our Director and Chairman of the Board of Directors.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1     Agreement between our company and Vino Padayachee dated March 12, 2014

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2014

LIFE STEM GENETICS INC.


By: /s/Gloria Simov
   -----------------------------------------------
   Gloria Simov
   President, Chief Executive Officer and Director


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